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                                EXHIBIT 10-34
                                                   [12/5/94]

                            FRONTIER CORPORATION

                   PLAN FOR THE DEFERRAL OF DIRECTORS FEES


         The Rochester Telephone Corporation Plan for the
Deferral of Directors Fees is hereby amended and renamed, effective January 1, l995, as the Frontier Corporation Plan for the Deferral of Directors Fees (the "Plan") to reflect the company's reorganization and the change in the parent company's name to Frontier Corporation (the "Company") and to expand eligibility to outside directors of the Company's subsidiaries as follows:

1.  Purposes

         The Plan has been established to assist outside directors of the Company and its subsidiaries with their individual tax and retirement income planning and to permit the Company and its subsidiaries to remain competitive in attracting and retaining their directors.

2.  Plan Administrator

         The Executive Committee of the Company's Board of Directors shall be the Plan's administrator (the "Administrator"). The Administrator shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of this Plan, including eligibility for benefits prior to any change in control of the Company.

3.  Eligibility

         Any director of the Company or of its subsidiaries who is not an employee of the Company or of its subsidiaries may elect to participate in this Plan.

4.  Amount of Deferral

         A participant may elect to defer receipt of all or a specified portion of the fees otherwise payable to the participant for serving on the Board of Directors or any Board committee of the Company or of a subsidiary of the Company.

5.  Time for Electing Deferral

         Any election to defer directors fees must be made prior to the beginning of the calendar year that such fees are to be earned by the participant, provided that in the first year of eligibility a deferral election for that year must be made within 30 days of commencing employment on the Board, and provided further that any election with respect to investing in Company Common Stock must be made irrevocably at least six months in advance of such transaction. An election to commence a deferral may be made at any time in accordance with the procedures set
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forth in section 6 and any election so made shall remain in effect until the participant elects in writing to change his or her election for future fees, but any such change with respect to investment in Company Common Stock will not be effective until six months after so elected.

6.  Manner of Electing Deferral

         A participant shall elect a deferral by giving written notice to the Administrator in a form substantially the same as the Election Form attached hereto. The notice shall include (1) the amount to be deferred; (2) the time as of which deferral is to commence; (3) if applicable, whether the deferrals will be invested in Company Common Stock or in fixed income obligations;
(4) whether the deferred amounts plus the earnings thereon will be paid within 30 days of termination from the Board or 30 days following the end of year in which termination occurs; and (5) an election of either a lump sum payment or the number of monthly installments (not to exceed 60) for the payment of the deferred amounts.

7.  Participant Accounts

         If a trust arrangement has been established, each participant shall have a Participant Fixed Income Account or a Participant Common Stock Account, or both (collectively, the "Participant Account") to reflect his or her investment election as specified on the Election Form. Amounts deferred into a Participant Fixed Income Account shall be invested by the trustee in money market instruments, Treasury bills or other short-term, low-risk, highly-liquid forms of investments pursuant to the terms of the trust agreement. Amounts deferred into a Participant Common Stock Account shall be invested by the trustee in shares of Company Common Stock (par value $1.00 per share). The trustee shall purchase such shares on the open market at their fair market value at the time of purchase. Cash dividends paid on shares allocated to a Participant Common Stock Account shall be used to purchase additional shares of Common Stock.

         If no trust arrangement has been established, all deferrals will be credited with simple interest on any unpaid account balance at the rate fixed from time to time for the payment of funds deposited with the Company by the customers.

         The value of each Participant Account shall be adjusted no less frequently than annually to reflect deferrals into the account, payments from the account as hereinafter provided, earnings on investments and changes in the market value of investments.

         All amounts credited to Participant Accounts shall be fully vested at all times. Except for the possible claims of the general creditors of the Company or of its subsidiaries, they shall not be subject to forfeiture on account of any action by a participant or by the Company or its subsidiaries, including termination of service on the Board.

8.  Transfer of Participant Accounts

               A Participant may make a one-time election at any
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time to transfer all or a portion of the value of his or her
Participant Account from this Plan to the Company's Directors Common Stock Deferred Growth Plan. In such event, future earnings on the transferred amounts shall be based on the terms of the Directors Common Stock Deferred Growth Plan and payment from that plan shall be made in whatever medium (e.g., cash or property) may be provided for the payment of benefits from that plan. However, the timing, method of payment and all other elections selected by the Participant on his or her Deferred Election Form under this Plan shall remain irrevocable and shall continue to apply to the transferred amounts.

               No amounts held in the Directors Common Stock
Deferred Growth Plan may be transferred to this Plan, including amounts previously transferred to such plan from this Plan pursuant to this Section 8.

               Notwithstanding the provisions of this Section 8 or a participant's Election Form regarding the time for payment of benefits, the Administrator may, in its sole discretion, accelerate payments in the light of an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the participant if early withdrawal were not permitted. Any early withdrawal pursuant to this Section 8 is limited to the amount needed to meet the emergency.

9.        Payment of Deferred Amounts

               No withdrawal may be made from a Participant
Account except as provided in this section 8. Payments from an Account shall either commence or be made in a lump sum within 30 days following termination from the Board or within 30 days following the close of the year in which termination occurs in accordance with a participant's election form.

               Payments from a Participant Fixed Income Account shall be made only in cash. Payments from a Participant Common Stock Account shall be made only in whole shares of Common Stock with any fractional share which is part of a lump sum payment or a final installment made in cash. Each participant or beneficiary shall execute any documents deemed necessary by the Administrator to comply with any applicable securities laws.

               Payments may be made in the form of either a lump sum payment or monthly installments over a period of years not to exceed five. Where payments are made in monthly installments, the balance credited to a Participant Account shall continue to be adjusted for earnings as provided in section 7.

               If installment payments are elected, the first installment shall equal the value of the Participant Account at such time multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of monthly installments to be made. All subsequent installments shall equal the value of the Participant Account as of the last valuation date preceding the installment which is to be paid multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number
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of installments already paid.

               In the event of a participant's death before he or she has received all of the deferred payments to which he or she is entitled hereunder, the remaining value of the Participant Account shall be paid to the participant's estate in a lump sum no later than 30 days following the end of the year in which the participant died.

               Notwithstanding a participant's election of installment payments, the Company and its subsidiaries, in their sole discretion, shall have a right to accelerate any such payments or to make payment of the balance of a Participant Account in a lump sum.

10.       Participant's Rights Unsecured

               The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company and its subsidiaries may, but are not obligated to, acquire or set aside any particular assets for the discharge of their obligations, nor is any participant to have any property rights in any particular assets held by the Company or its subsidiaries, whether or not held for the purpose of funding the obligations of the Company or its subsidiaries under this Plan.

               The right of any participant or his or her estate to receive future installments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company and its subsidiaries.

11.       Change in Control

               In the event of a Change in Control, as defined in the trust agreement, amounts credited to Participant Accounts shall be paid out in accordance with the terms of the trust agreement and any participant elections. If no trust agreement is in effect, change in control shall have the meaning given this term in the Company's Supplemental Management Pension Plan and benefits shall be paid in accordance with participant elections. Notwithstanding the foregoing, shares of Common Stock purchased with deferred fees shall not be paid out until six months after the date of elction pursuant to which such purchase was made.

12.       Statement of Account

               Statements will be sent to participants no less frequently than annually as to the value of their Participant
Accounts.

13.       Assignability

               No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.

14.       Amendment

               This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the
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Company.  No amendment, modification or termination shall
accelerate payment of amounts previously deferred, provide for additional benefits, or, without the consent of a participant, adversely affect such participant's accruals in his or her Participant Account.

15.       Governing Law

               This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of New York.

16.       Effective Date

               The effective date of this restated Plan shall be January 1, 1995.

               IN WITNESS WHEREOF, the Company's Board of
Directors has caused its duly authorized member to execute this Plan document on its behalf this 19th day of December, 1994.


                                   FRONTIER CORPORATION


                                   By:  /s/ Josephine S. Trubek
                                       --------------------------
                                        Josephine S. Trubek
                                        Corporate Secretary